Press Release
Source: China Youth Media Inc. &
Midwest Energy Emissions Corp.

Midwest Energy Emissions Corp Elects John F. Norris, Jr. as a Director of the Board

July 13, 2011

MARINA DEL REY, Calif., July 13, 2011, 9:00AM EDT (BUSINESS WIRE) – Through a unanimous vote, the then-existing Board of Directors of Midwest Energy Emissions Corp. (ME2C) (OTC BB: CHYU) elected John F. Norris, Jr., ME2C’s Chief Executive Officer, to serve as a Director of the Board. Mr. Norris will hold this position until the next annual meeting of shareholders or until a successor has been elected.

With decades of demonstrated experience at the senior executive level, Mr. Norris has an industry-proven ability in successfully building new services companies. His experience includes both CEO and COO positions at mid-size public companies, and Senior Executive positions in major public corporations with direct operational responsibility of tens of billions of dollars in assets, billions of dollars in annual revenues, and over 8,000 employees.

Mr. Norris was President and CEO at Fuel Tech, Inc. (NASDAQ: FTEK), a global air pollution control technology company. Prior to this he was Senior Vice President of Operations and Technical Services with American Electric Power (NYSE: AEP), where he was responsible for the largest fleet of fossil-fueled power plants in the United States. Mr. Norris also held multiple positions with energy company Duke Energy Corporation (NYSE: DUK), including President & CEO of Duke Engineering & Services, Inc., and Senior Vice President, Chairman, and CEO of Duke Energy Global Asset Development.

Mr. Norris commented “I have had the honor to have helped build some excellent service companies in my career, including Duke Engineering and Services where we went from 42 people to over 3000 people in eight years. That was a lot of fun. I see great potential in Midwest Energy Emissions and I look forward to the chance to help make that potential a reality.”

In addition to his business leadership positions, Mr. Norris has served on numerous not-for-profit boards, including Chairman of the Board of the North Carolina Zoological Society, and is presently on the Industrial Advisory Committee of the Department of Nuclear Engineering at North Carolina State University. In addition, he is currently on the Board of Grangou, an organization focused on helping to house, feed and educate orphaned children in Haiti.

For Mr. Norris’ full biography and more information on Midwest Energy Emissions Corp, please refer to ME2C’s website (www.midwestemissions.com).

About Midwest Energy Emissions Corp. (ME2C)

ME2C develops and delivers patented, cost effective mercury capture systems and technologies to power plants and other coal-burning units in the United States and Canada.  Rather than simply selling different types of activated carbon, ME2C takes a holistic view of the mercury emissions problem. ME2C provides proprietary technology that allows customers to meet emissions regulations in the most effective and economical manner, with the least disruption to their ongoing operations.  With a strong focus on continuous innovation and industry foresight, ME2C delivers customer value and strengthens the communities in which ME2C does business.

For more information, please visit http://www.midwestemissions.com

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as CHYU or ME2C  “expects”, “should”, “believes”, “hopes”, “anticipates” or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the CHYU filings with the Securities and Exchange Commission, including CHYU’s annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and CHYU does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Midwest Energy Emissions Corp. (ME2C)
Corporate Communications & Investor Relations
Sandi MacPherson
(701) 757-1066
smacpherson@midwestemissions.com

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Source: China Youth Media, Inc. & Midwest Energy Emissions Corp.